UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2019

STAG INDUSTRIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor
Boston, Massachusetts 02110
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	STAG	New York Stock Exchange
6.875% Series C Cumulative Redeemable Preferred Stock ($0.01 par value)	STAG-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On November 18, 2019, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of STAG Industrial, Inc. (the “Company”) increased the size of the Board from eight members to nine members and appointed Dr. Jit Kee Chin to the Board, effective as of January 1, 2020, and subject to re-election at the next annual meeting of stockholders to be held later in 2020.
Dr. Chin has served as Executive Vice President and Chief Data Officer at Suffolk Construction Corporation Inc. (“Suffolk”), a national privately-held general contractor, since 2017 and additionally as Chief Innovation Officer since 2019. In her roles, Dr. Chin is responsible for building a new capability for Suffolk, setting vision and strategy, driving business insight through analytics and operationalizing the data transformation. At Suffolk, she sits on the enterprise steering committee, which governs development and implementation of strategic initiatives, and is part of the leadership team focused on disruptive technologies. Before joining Suffolk, from 2008 to 2017, she served in various positions with McKinsey & Company, a global strategy consulting company, including as Senior Expert in Analytics from 2016 to 2017, where she specialized in the design and implementation of end-to-end analytics transformations, and as Associate Principal from 2013 to 2016, where she focused on strategic, commercial and analytics consulting for transport, travel, hospitality and logistics clients. Dr. Chin holds a Doctor of Philosophy degree in Physics from the Massachusetts Institute of Technology and a Bachelor of Science degree from the California Institute of Technology.
Effective on January 1, 2020, Dr. Chin will become eligible to receive the standard compensation provided by the Company to its other non-management directors for services as a director. Additionally, in connection with Dr. Chin’s appointment to the Board, the Company and Dr. Chin will enter into an indemnification agreement in substantially the same form as the Company has entered with each of the Company’s existing directors. Dr. Chin is not a party to any arrangement or understanding with any person pursuant to which she was appointed as a director, nor is she a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

	By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel
and Secretary

Dated: November 19, 2019